UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Astrotech Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Astrotech Corporation

Amendment and Supplement to the Proxy Statement

For the Annual Meeting of Shareholders for the Fiscal Year ended June 30, 2020

To be Held on May 26, 2021

This proxy statement amendment and supplement (this “Supplement”) should be read together with the definitive proxy statement (the “Proxy Statement”) of Astrotech Corporation, a Delaware corporation (the “Company” or “Astrotech”), filed with the Securities and Exchange Commission on April 5, 2021 in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 26, 2021 at 9:00 a.m. (Central time) at 1900 University Avenue, Austin, Texas 78705. This Supplement corrects and supplements certain information set forth in the Proxy Statement. Any proxies submitted by shareholders before the date of this Supplement will be voted as instructed on those proxies, unless a shareholder changes his or her vote by submitting a later dated proxy. Shareholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Annual Meeting.

Broker Voting

In Proposal 4 of the Proxy Statement, the Company is seeking shareholder approval of an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock by 200,000,000 shares, to a total of 250,000,000 shares of common stock (the “Proposed Amendment”). The Proxy Statement identified Proposal 4 as a “non-routine” matter and stated that a broker who has received no instructions from its client does not have discretion to vote its client’s uninstructed shares on that proposal. The Company has since learned from its advisors that Proposal 4 will be deemed a “routine” matter under the applicable rules governing brokers, and accordingly a broker will have discretion to vote on Proposal 4 if the broker has received no voting instructions from its client with respect to Proposal 4. In light of this information the Company wishes to change the description of broker non-votes on each proposal presented at the Annual Meeting, and wishes to clarify the effect of broker non-votes on each proposal and the statement of the voting standard for certain proposals.

•	As corrected and clarified, the second paragraph of the section of the Proxy Statement titled “Method of Tabulation and Broker Voting” should read as follows:

Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as, but not limited to, the ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Annual Meeting for such matter. Proposal 1 is considered non-routine and brokers are prohibited from voting in the absence of instructions from the beneficial owners. Broker non-votes will have no effect on the outcome of the election of directors under the Company’s plurality voting standard for Proposal 1. Proposal 2 is considered a “routine” matter; therefore, brokers will be able to vote uninstructed shares on Proposal 2. For Proposal 3, brokers may not vote without instructions from the beneficial owners; and broker non-votes will have no effect on the outcome of Proposal 3. Proposal 4 is considered a “routine” matter; therefore, brokers will be able to vote uninstructed shares on Proposal 4. For Proposal 5, brokers may not vote on this proposal without instruction from the beneficial owners. Only votes specified for frequency years 1, 2 or 3 will be counted under the plurality standard for Proposal 5, so broker non-votes will have no effect on the outcome of Proposal 5.

•

The first sentence under the heading “Vote Required for Charter Amendment” should read as follows: “The approval of the charter amendment to increase the total number of authorized shares of the Company’s Common Stock requires the affirmative vote of a majority of the shares of Common Stock outstanding on the record date.

•

The second sentence under the heading “Vote Required and Board Recommendation” under “Proposal 4 – Amendment of the Certificate of Incorporation” should read as follows: “Abstentions will have the same effect as a vote cast against the proposal.”

•

The second sentence under the heading “Vote Required” under “Proposal 3 – Approval of the 2021 Omnibus Equity Incentive Plan” should read as follows: “The 2021 Plan shall be approved if it receives the affirmative vote of a majority of the total number of votes cast on this Proposal 3.”

Voting Securities

The Proxy Statement discloses that, as of the close of business on March 31, 2021 (which is the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting), there were 24,596,206 shares of Common Stock outstanding, which includes 2,071,433 shares of restricted stock with voting rights. Of these 24,596,206 shares of Common Stock, 16,768,777 shares (the “New Shares”) were issued by the Company following the enactment of an amendment to the Company’s Certificate of Incorporation (the “2020 Certificate Amendment”). The 2020 Certificate Amendment increased the number of shares of Common Stock authorized for issuance by 35,000,000, from 15,000,000 to a total of 50,000,000 shares of Common Stock. The 2020 Certificate Amendment became effective when it was filed with the Office of the Secretary of State of the State of Delaware on July 1, 2020.

On April 15, 2021, a putative stockholder of the Company commenced a class action and derivative lawsuit in the Delaware Court of Chancery, Stein v. Pickens, et al., C.A. No. 2021-0322-JRS (the “Stein Action”), in which it is alleged, among other things, that the Company improperly included broker non-votes in the tabulation of votes counted in favor to approve the 2020 Certificate Amendment and, thus the 2020 Certificate Amendment was defective.   The Company investigated these allegations and disputes them.

The Definitive Proxy Statement (the “2019 Proxy Statement”) furnished to shareholders in connection with the Company’s Annual Meeting of Shareholders for the fiscal year ended June 30, 2019 (the “2019 Annual Meeting”), the Company disclosed that the 2020 Certificate Amendment was a non-routine matter and that brokers could not vote the Common Stock that they held on behalf of beneficial owners with respect to the approval of the 2020 Certificate Amendment without instructions from beneficial owners. The Company has since learned, from its advisors, that brokers were permitted by the intermediaries who code its ballots to vote shares of Common Stock for the 2020 Certificate Amendment without instructions from their clients who beneficially owned the stock. The Company has been informed by its advisors that applicable New York Stock Exchange Rules determine whether or not brokers may vote without client instructions. The Company’s intermediaries (who collect and tabulate proxies, among other things) designated the 2020 Certificate Amendment as a discretionary matter on which brokers could vote without client instruction, based on the intermediaries’ understanding of applicable New York Stock Exchange Rules. The Company was not aware of this designation and did not understand that brokers voted on the 2020 Certificate Amendment without client instructions.

The Company, in consultation with its advisors, has determined that the description of broker voting in the 2019 Proxy Statement may create some uncertainty as to the 2020 Certificate Amendment. If the 2020 Certificate Amendment were deemed invalid, then the Company is limited to issuing only 15,000,000 shares of Common Stock. The issuance of the New Shares would have caused the Company to exceed that 15,000,000 limitation, and accordingly any questions regarding the validity of the 2020 Certificate Amendment might also call into question the validity of the New Shares. Shares of Common Stock are publicly traded on The NASDAQ Stock Market LLC, and accordingly the Company cannot ascertain who owns the New Shares.

The Company does not believe that the filing and effectiveness of the 2020 Certificate Amendment is either invalid or ineffective. However, to resolve any uncertainty, the Company is pursuing corrective actions to ratify the 2020 Certificate Amendment through the filing of a validation proceeding with the Delaware Court of Chancery pursuant to Section 205 of the Delaware General Corporation Law (“Section 205”). Section 205 permits the Delaware Court of Chancery, in its discretion, to ratify and validate potentially defective acts, including acts that have been taken in contravention of prior disclosures in a proxy statement to the extent the disclosure renders those acts invalid.

The Company has decided to proceed with the upcoming Annual Meeting and to have the shareholders vote on each of Proposals 1-5. However, because of the discrepancy in the disclosure relating to the voting procedures relating to the 2020 Certificate Amendment and any question of the validity of one or more New Shares that may be voted at the Annual Meeting relating thereto, the Company will not proceed to file the amendment to the Company’s Certificate of Incorporation contemplated by Proposal 4, nor will the Company grant any awards pursuant to the 2021 Omnibus Equity Incentive Plan contemplated by Proposal 3, unless the Delaware Court of Chancery ratifies and confirms the 2020 Certificate Amendment or the Delaware Court of Chancery grants some alternative form of relief to permit such filing and such grants.

The Company’s description of its capital structure in the Proxy Statement (including (i) the number of shares of Common Stock outstanding, (ii) the number of shares reserved for issuance upon the exercise of options or warrants, (iii) the number of securities owned by directors, executive officers and principal shareholders and (iv) the text under the heading “Proposal 4 – Amendment of the Certificate of Incorporation”) assumes that the 2020 Certificate Amendment was validly effected. The accuracy of the Company’s description of its capital structure will be confirmed if the Delaware Court of Chancery ratifies and validates the 2020 Certificate Amendment.

Astrotech Corporation

2028 E. Ben White Blvd., Suite 240-9530

Austin, Texas 78741

1.512.485.9530

fax:  1.512.485.9531

www.astrotechcorp.com

****TIME IS RUNNING SHORT TO VOTE YOUR SHARES****

Dear Astrotech Corporation Shareholder:

Astrotech’s 2020 Annual Meeting of Shareholders is quickly approaching. If you have not yet voted your shares, we urge you to do so. The meeting is scheduled to be held on May 26, 2021 and the Board of Directors requests that you vote your shares.

Even if you plan to attend the meeting, we urge you to vote your shares now, so that your vote can be tabulated prior to the meeting.

Your vote is extremely important. Your Board of Directors strongly recommends that you vote your shares in favor of the Board’s recommendation. The fastest and easiest way to vote is by telephone or online. Instructions on how to vote your shares by telephone or online are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided. Please note that if you own shares of Astrotech stock in multiple accounts, you may receive multiple packages that are not duplicates. Please be sure to vote all of your accounts of Astrotech shares.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.

Thank you for being a shareholder of Astrotech and for taking the time to vote your shares.

Sincerely,

Thomas B. Pickens III

Chairman & Chief Executive Officer